THIS DOCUMENT IS A CONFIRMING ELECTRONIC COPY OF
         THE FORM 8-K FILED IN PAPER ON JANUARY 4, 1996.


                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):
                        December 28, 1995


                          ONCOR, INC.
      (Exact name of registrant as specified in its charter)


           Maryland             0-16177           52-1310084
(State or other jurisdiction  (Commission       (IRS Employer
     of incorporation)        file number)    Identification No.)


         209 Perry Parkway, Gaithersburg, Maryland 20877
       (Address of principal executive offices) (Zip Code)


                           (301) 963-3500
       (Registrant's telephone number, including area code)


                              N.A.
  (Former name or former address, if changed since last report)













Item 5.        Other Events

               See attached press release.




                                  SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ONCOR, INC.
                               (Registrant)



                               By:       /s/ Stephen Turner
                               Name:     Stephen Turner
                               Title:    Chief Executive Officer


Dated:  December 29, 1995



























                         PRESS RELEASE



For Further Information Contact:                 Oncor, Inc.
                                           209 Perry Parkway
Stephen Turner                       Gaithersburg, MD  20877
John Coker                                     (301)963-3500
                                           Fax (301)926-6129
                                        E-mail: ir@oncor.com


FOR IMMEDIATE RELEASE


      ONCOR, INC. COMPLETES $10 MILLION PRIVATE PLACEMENT


Gaithersburg, Maryland -- December 28, 1995 . . . Oncor, Inc. (AMEX: ONC) today announced conclusion of a private placement with institutional investors totaling $10 million consisting of 768,384 shares of common stock for $3.0 million, and $7.0 million of 4.5% three-year unsecured notes convertible into shares of common stock of the company. The private placement was made pursuant to Regulation D of the Securities Act of 1933.

Oncor will be filing a registration statement covering resale of the common stock issued today and issuable upon conversion of the notes. The notes become convertible in three equal tranches 15, 35 and 65 days after effectiveness of the registration statement. They are convertible at a price equal to 80.5% of the market value of the common stock at the time of conversion.

"This private placement enhances the company's financial strength for pursuit of our long-term objectives," said Stephen Turner, Oncor's Chairman and Chief Executive Officer. "The structure of the financing is such that future issuances of the common stock from the financing will be based upon future market prices for Oncor's stock." With the closing, the company has approximately $16 million in cash and cash equivalents.

Oncor, Inc. develops, manufactures and markets gene-based test systems and related products for use in the detection and management of cancer and other human disease.


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